Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Brain Scientific Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Boris Goldstein, Chairman, Secretary and Executive Vice President of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

/s/ Boris Goldstein
Boris Goldstein
Chairman, Secretary and Executive VP
April 15, 2021